As Filed Electronically with the Securities and Exchange Commission on
                                                              December 16, 1996

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 25049

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          INTERSTATE/JOHNSON LANE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                             56-1470946
     (State or Other Jurisdiction               (I.R.S. Employer
  of Incorporation or Organization)             Identification No.)


            INTERSTATE TOWER
                P.O. BOX 1012
         CHARLOTTE, NORTH CAROLINA                   28201-1012
   (Address of Principal Executive Offices)           (Zip Code)

             INTERSTATE/JOHNSON LANE, INC. RESTATED STOCK AWARD PLAN
                            (Full Title of the Plan)

                                MICHAEL D. HEARN
                                    SECRETARY
                          INTERSTATE/JOHNSON LANE, INC.
                                INTERSTATE TOWER
                                  P.O. BOX 1012
                      CHARLOTTE, NORTH CAROLINA 28201-1012
                     (Name and Address of Agent For Service)

                                 (704) 379-9000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE



       Title of                                     Proposed Maximum             Proposed
      Securities                 Amount               Offering Price             Maximum                  Amount
         to be                    to be                 Per Share               Aggregate                   of
      Registered               Registered                                    Offering Price          Registration Fee



Common Stock,
par value $0.20 per           800,000 (1)              $13.00(2)             $10,400,000               $3,151.52
share


(1) The registrant has previously registered on registration statements on Form S-8 (Nos. 33-25323, 33-42743 and 33-56177) 1,000,000 shares of Common
    Stock for issuance under the Plan. This registration statement is being filed to register additional shares of Common Stock for issuance under the Plan.
(2) Represents the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on December 13, 1996.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

     The contents of the following are incorporated herein by reference:

     1. Registration Statement on Form S-8 (No. 33-25323) filed on November 7,
                  1988;
     2. Registration Statement on Form S-8 (No. 33-42743) filed on September 13,
                  1991; and
     3. Registration Statement on Form S-8 (No. 33-56177) filed on October 26,
                  1994.

Item 8.           Exhibits

         Exhibit
         Number            Description

         4.1 Interstate/Johnson Lane, Inc. Stock Award Plan (as amended through October 21, 1996).

         4.2 Form of Subscription Agreement to be used in conjunction with Stock Award Plan.

         23.1              Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 13, 1996.

                          INTERSTATE/JOHNSON LANE, INC.

                                BY:      /s/ Parks H. Dalton

                                         Parks H. Dalton, Chairman of the Board
                                         of Directors

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                          Title                                       Date



/s/ Parks H. Dalton                         Chairman of the Board                       December 13, 1996
Parks H. Dalton                             of Directors and Director

/s/ James H. Morgan                         President, Chief Executive                  December 13, 1996
James H. Morgan                             Officer and Director

/s/ Edward C. Ruff                          Chief Financial Officer                     December 13, 1996

Edward C. Ruff                              (Principal Accounting and
                                            Financial Officer) and Director

/s/ Claude S. Abernathy, Jr.                Director                                    December 13, 1996
Claude S. Abernathy, Jr.

/s/ John B. Ellis                           Director                                    December 13, 1996
John B. Ellis



                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION

 4.1              Interstate/Johnson Lane, Inc. Stock Award Plan
                  (as amended through October 21, 1996).

 4.2 Form of Subscription Agreement to be used in conjunction with Stock Award Plan.

 23.1             Consent of Coopers & Lybrand L.L.P.